Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-223959, 333-237293, and 333-271986) of Nortech Systems Incorporated on Form S-8 of our report dated March 20, 2024, relating to our audit of the consolidated financial statements, which appears in this annual report on Form 10-K of Nortech Systems Incorporated for the year ended December 31, 2023.

/s/ BAKER TILLY US, LLP

Minneapolis, Minnesota

March 20, 2024